Exhibit 99.1

Augmedix Delivers 50% Revenue Growth and Expanded Gross Margins for Third Quarter of 2023

SAN FRANCISCO, November 6, 2023 – Augmedix (Nasdaq: AUGX), a healthcare technology company that delivers industry-leading ambient medical documentation and data solutions, reported today financial results for the three and nine months ended September 30, 2023.

“The third quarter marked another period of strong progress for Augmedix as we continue to be a leader in the large and rapidly growing ambient medical documentation market,” commented Manny Krakaris, Chief Executive Officer at Augmedix. “Growing adoption of Augmedix Live and Augmedix Notes drove 50% revenue growth and net revenue retention of 157%, while expanding gross margins by 390 basis points to 49.5%. With strong revenue growth and improving profitability, we are on track to achieve our financial goals and are increasing our revenue guidance for 2023 accordingly.”

Continued Mr. Krakaris, “We are delivering strong financial results while expanding our product portfolio and building out the foundations of our data and platform strategies. We recently launched early access to Augmedix Go, our fully automated scalable AI medical documentation solution, and we continue to collaborate closely with HCA Healthcare to launch Augmedix Go for the emergency room setting. We have also forged strategic relationships with three innovative digital health companies as part of our open network and platform strategy. These vendor partners will be able to use our delivery platform through application programming interfaces (APIs) so that they and our health system partners can efficiently benefit and generate incremental ROI from our structured data and bi-directional communication channel to the point of care.”

“It is clearer than ever that there is a tremendous opportunity in front of Augmedix,” concluded Mr. Krakaris. “As healthcare systems lean into our ambient medical documentation technology to reduce the burden on clinicians and enhance operating efficiency, they are increasingly looking to leverage our structured data for insights and our bi-directional communication channel to deliver vital information that can effectuate change at the point of care. We are confident that addressing these expanded upstream and downstream requirements will create greater value for our customers and ultimately, our shareholders.”

Third Quarter 2023 Financial and Business Highlights

All comparisons, unless otherwise noted, are to the three months ended September 30, 2022.

●	Total revenue was $11.8 million, an increase of 50% compared to $7.9 million.

●	Dollar-based Net Revenue Retention was 157% for Health Enterprise customers compared to 130% in the third quarter of 2022 and 148% in the second quarter of 2023.

●	Average Clinicians in Service grew 47%.

●	GAAP Gross Margin increased 390 basis points to 49.5% compared to 45.7%.

●	GAAP Operating Expenses were $10.2 million, compared to $9.0 million in the third quarter of 2022 and $10.0 million in the second quarter of 2023.

●	GAAP Net Loss narrowed to $4.4 million compared to $5.5 million.

●	EBITDA losses declined to $3.7 million compared to $5.0 million. Adjusted EBITDA losses declined to $3.1 million compared to $4.5 million, which excludes stock-based compensation in both periods. Adjusted EBITDA losses again declined sequentially from $3.6 million in the second quarter of 2023.

●	Cash, cash equivalents, and restricted cash were $22.3 million as of September 30, 2023, compared to $22.0 million as of December 31, 2022.

●	The interest only period on our $20 million term loan with SVB was lengthened from January 2024 to July 2024 as we exceeded the financial requirements for extension during the third quarter.

●	Launched the early access release of Augmedix Go for the clinical setting, a clinician-controlled mobile app that uses generative AI to create a fully automated draft medical note instantaneously.

●	Established strategic collaborations with three innovative digital health companies – Myndshft, Ellipsis Health, and The Sullivan Group – to enhance healthcare enterprise efficiency and patient outcomes.

●	Hosted the initial AI Advisory Council meeting with distinguished academics, governance experts, and customers to provide strategic guidance on Augmedix’s product roadmap on the development and use of AI.

●	Enhanced collaboration with HCA Healthcare and Google Cloud to bring generative AI to hospitals.

●	Achieved certified status by HITRUST for information security, which validates Augmedix’s commitment to safeguarding sensitive patient information data.

Non-GAAP operating expenses, EBITDA and Adjusted EBITDA are a Non-GAAP financial measure. Please see “Non-GAAP Financial Measures” below and the Reconciliation of the GAAP to Non-GAAP Financial Measures table below.

2023 Revenue Guidance

Augmedix now expects approximately $44.5 million of revenue in 2023.

Conference Call

Augmedix will host a conference call at 1:30 p.m. PT / 4:30 p.m. ET on Monday, November 6, 2023, to discuss its third quarter 2023 financial results. The conference call can be accessed by dialing +1-877-407-3982 for U.S. participants or +1-201-493-6780 for international participants and referencing conference ID #13741543. Interested parties may access a live and archived webcast of the event on the “Investor Relations” section of the Company’s website at: ir.augmedix.com.

Definition of Key Metrics

Dollar-Based Net Revenue Retention: We define a “Health Enterprise” as a company or network of doctors that has at least 50 clinicians currently employed or affiliated that could utilize our services. Dollar-based net revenue retention is determined as the revenue from Health Enterprises as of twelve months prior to such period end as compared to revenue from these same Health Enterprises as of the current period end, or current period revenue. Current period revenue includes any expansion or new products and is net of contraction or churn over the trailing twelve months but excludes revenue from new Health Enterprises in the current period. We believe growth in dollar-based net revenue retention is a key indicator of the performance of our business as it demonstrates our ability to increase revenue across our existing customer base through expansion of users and products, as well as our ability to retain existing customers.

Clinicians in Service: We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month-end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the number of clinicians in service is an indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

About Augmedix

Augmedix (Nasdaq: AUGX) delivers industry-leading, ambient medical documentation and data solutions to healthcare systems, physician practices, hospitals, and telemedicine practitioners.

Augmedix is on a mission to help clinicians and patients form a human connection by seamlessly integrating our technology at the point of care. Augmedix’s proprietary platform digitizes natural clinician-patient conversations, which are converted into comprehensive medical notes and structured data in real time. The company’s platform uses automatic speech recognition, and natural language processing, including large language models, to generate accurate and timely medical notes that are transferred into the EHR.

Augmedix’s products relieve clinicians of administrative burden, in turn, reducing burnout, increasing clinician efficiency and improving patient access. Through Augmedix’s proprietary platform and bi-directional communication channel, Augmedix is ideally suited to serve as the vehicle for change at the point of care.

Augmedix is headquartered in San Francisco, CA, with offices around the world. To learn more, visit www.augmedix.com.

Contact Information

Investors:

Matt Chesler, CFA

FNK IR

(646) 809-2183

augx@fnkir.com

investors@augmedix.com

Media:

Kaila Grafeman

Augmedix

pr@augmedix.com

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP Operating Expenses, EBITDA, and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures table in this press release. This accompanying table includes details on the GAAP financial measures that are most directly comparable to Non-GAAP financial measures and the related reconciliations between these financial measures.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve a number of risks and uncertainties. Words such as “believes,” “may,” “will,” “estimates,” “potential,” “continues,” “anticipates,” “intends,” “expects,” “could,” “would,” “projects,” “plans,” “targets,” “excited,” “optimistic,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, without limitation, statements regarding the Company’s expectations regarding revenues for the full fiscal year 2023 and the achievement of its financial goals; the ability of the Company’s vendor and health system partners to efficiently benefit from, and generate incremental ROI through the use of, the Company’s structured data and bi-directional communication channel to the point of care; the tremendous opportunity in front of Augmedix; healthcare systems leaning into the Company’s ambient medical documentation technology to reduce the burden on clinicians and enhance operating efficiency; the increase in healthcare systems looking to leverage the Company’s structured data for insights and the Company’s bi-directional communication channel to deliver vital information that can effectuate change at the point of care; and the Company’s confidence that addressing these expanded upstream and downstream requirements will lead to greater value for its customers and ultimately its shareholders. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our most recent Form 10-K filed with the Securities and Exchange Commission on April 17, 2023 as well as other documents that may be filed by us from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our expectations regarding changes in regulatory requirements; our ability to interoperate with the electronic health record systems of our customers; our reliance on vendors; our ability to attract and retain key personnel; the competition to attract and retain remote documentation specialists; anticipated trends, growth rates, and challenges in our business and in the markets in which we operate; our ability to further penetrate our existing customer base; our ability to protect and enforce our intellectual property protection and the scope and duration of such protection; developments and projections relating to our competitors and our industry, including competing dictation software providers, third-party, non-real time medical note generators and real time medical note documentation services; and the impact of current and future laws and regulations. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AUGMEDIX, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands except EPS and Average Clinicians in Service)

	Three Months Ended
	September 30,
	(unaudited)
	2023	2022
Revenue	$11,767	$7,864
Cost of revenue	5,937	4,274
Gross profit	5,830	3,590
Operating Expenses
General and administrative	4,568	4,136
Sales and marketing	2,729	2,304
Research and development	2,936	2,608
Total operating expenses	10,233	9,048
Loss from operations	(4,403)	(5,458)

Other income (expense), net	(4)	(32)
Net loss	$(4,407)	$(5,490)

Weighted average common stock outstanding	45,521	37,427

Earnings Per Share	$(0.10)	$(0.15)

Average Clinicians in Service (CIS)	1,650	1,121

AUGMEDIX, INC.

Condensed Consolidated Balance Sheet

(Unaudited, in thousands)

	September 30,	December 31,
	2023	2022
Assets
Cash, cash equivalents, and restricted cash	$22,286	$21,988
Accounts receivables, net	9,446	6,354
Other assets	9,101	5,299
Total assets	40,833	33,641

Liabilities & Stockholders’ Equity
Liabilities
Accounts payable	$1,816	$1,563
Deferred revenue	7,993	7,254
Loan payable	20,108	15,134
Other liabilities	10,182	8,224
Total liabilities	$40,099	$32,175
Stockholders’ equity	$734	$1,466
Total liabilities & stockholders’ equity	$40,833	$33,641

AUGMEDIX, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Cash flows from operating activities	$(14,468)	$(12,387)
Cash flows from investing activities	(1,912)	(816)
Cash flows from financing activities	16,989	(1,244)
Effect of exchange rate changes on cash and restricted cash	(311)	(143)
Net decrease in cash	$298	$(14,590)
Cash, restricted cash, and cash equivalents at the beginning of the period	$21,988	$41,587
Cash, restricted cash, and cash equivalents at the end of the period	$22,286	$26,997

AUGMEDIX, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, in thousands)

	Three Months Ended
	September 30,
	(unaudited)
	2023	2022
Stock Based Compensation Expense
Cost of revenue	$33	$22
General and administrative	425	320
Sales and marketing	57	50
Research and development	122	85
Total stock-based compensation expense	$637	$477

Net loss	$(4,407)	$(5,490)
Interest	355	257
Tax	84	19
Depreciation	252	217
EBITDA	$(3,716)	$(4,997)
Add: Stock-based compensation	637	477
Adjusted EBITDA	$(3,079)	$(4,520)

GAAP Cost of revenue	$5,937	$4,274
Less: Stock-based compensation	33	22
Non-GAAP cost of revenue	$5,904	$4,252

Non-GAAP Gross Profit	$5,863	$3,612
Non-GAAP Gross Margin	49.8%	45.9%

GAAP Operating expenses	$10,233	$9,048
Less: Stock-based compensation	604	455
Non-GAAP operating expenses	$9,629	$8,593